EXHIBIT 10.2 EXECUTION

LIMITED CONSENT AGREEMENT

     LIMITED CONSENT AGREEMENT (this “Consent”) dated as of April 15, 2011, by and among Thermo No. 1 BE-01, LLC, a Delaware limited liability company (the “Company”), David S. Handsman (“Second Lien Lender”), Zurich American Insurance Company (“Zurich”), The Prudential Insurance Company of America, as Administrative Lender and Lender (in such capacities, together with Zurich, collectively, the “Lenders”), and Deutsche Bank Trust Company Americas (“DB”), in its capacity as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”).

     WHEREAS, the Company, Lenders and Administrative Agent are parties to the Credit Agreement dated as of August 31, 2008 (as amended, restated or otherwise modified from time to time, the “First Lien Credit Agreement”; capitalized terms used therein have the meanings set forth therein, including by reference to Schedule Z referred to therein);

     WHEREAS, pursuant to the Account and Security Agreement and the other Security Instruments pursuant to which the Company granted a Lien on any of its assets (together with the First Lien Credit Agreement and any other security documents executed in connection therewith, collectively, the “First Lien Debt Documents”), the Company granted a first priority Lien on the Collateral (as defined in the Account Security Agreement, hereafter the “Thermo Collateral”) to secure all Secured Obligations (as defined in the Account and Security Agreement) (the “First Lien Obligations”);

WHEREAS, the Company and Raser Technologies, Inc., a Delaware corporation

(“Raser” and, together with the Company, collectively, the “Borrowers”) intend to enter into a Bridge Loan Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time subject to the limitations of Section 1 below, the “Second Lien Loan Agreement”) with Second Lien Lender pursuant to which Second Lien Lender will make a bridge loan to Borrowers in an aggregate principal amount not to exceed $750,000;

     WHEREAS, the Borrowers desire to secure their obligations to the Second Lien Lender by granting to the Second Lien Lender a lien (junior in priority to the lien held by the Collateral Agent on behalf of the Secured Parties) on their respective right, title and interest in and to all their respective properties, including the Thermo Collateral, pursuant to one or more security agreements, mortgages, deeds of trust and other agreements, instruments and documents (together with the Second Lien Loan Agreement, collectively, the “Second Lien Debt Documents”);

     WHEREAS, the Borrowers have requested that the Lender, Administrative Agent and Collateral Agent consent to the foregoing; and

     WHEREAS, the Lender, Administrative Agent and Collateral Agent are willing to grant such consent, but only on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Consent. Effective as of the date hereof but subject to the following terms and conditions, the Lenders, Administrative Agent and Collateral Agent (i) hereby consent to the Company entering into the Second Lien Loan Agreement and the other Second Lien Debt Documents, incurring the Indebtedness pursuant thereto and granting a Lien on the Thermo Collateral in favor of Second Lien Lender to secure all obligations thereunder to the extent permitted herein (the “Second Lien Obligations”); (ii) hereby waive any claim that the consummation (but not any future Credit Agreement Events of Default arising after such consummation) of such transactions will constitute a Credit Agreement Event of Default specifically including, but not limited to, a Credit Agreement Event of Default under Section 6.1 or 6.2 of the Credit Agreement; provided, however, that such consent and waiver is expressly conditioned upon the continued satisfaction of each of the following terms, conditions and covenants:

(a) Aggregate Second Lien Obligations; Legend. (i) the aggregate original principal amount of all Second Lien Obligations shall not exceed $750,000 and (ii) each Second Lien Debt Document that purports to grant a security interest or lien upon any assets of the Company in favor of the Second Lien Lenders shall contain a legend on its face stating that it is a Second Lien Debt Document as defined in this Consent and is subject in all respects to the Lien subordination provision set forth in this Section 1 and otherwise subject to the terms hereof.

(b) Subordination and Priority of Security Interests. Anything in the Second Lien Debt Documents to the contrary notwithstanding, (i) irrespective of the time or order of filing or recording of any financing statement, deed of trust or other document, (ii) and irrespective of any statute, rule, law, or court decision to the contrary, and (iii) irrespective of the failure of the Collateral Agent, the Administrative Agent or the First Lien Lenders to adequately perfect their security interests in the Thermo Collateral, and (iv) irrespective of the subordination of any lien on the Thermo Collateral securing any indebtedness under the First Lien Credit Agreement, or the avoidance, invalidation, lapse of any lien on the Collateral securing any indebtedness under the First Lien Credit Agreement, Second Lien Lender hereby agrees for the benefit of the Lenders, Administrative Agent and Collateral Agent (collectively, the “First Lien Creditor”), that (A) any Lien in the Thermo Collateral now or hereafter acquired by the Second Lien Lender shall at all times prior to the payment in full of all First Lien Obligations be junior, subordinate and subject, in right, priority, operation, effect and all other respects, to any Lien that First Lien Creditor now has or may hereafter acquire in the Thermo Collateral (such Liens in favor of the First Lien Creditor, the “First Priority Liens”); provided however that subject to Section 1(e) below, nothing herein shall prohibit Raser and its Affiliates (other than the Company) from making or Second Lien Lender from receiving any payments with respect to the Second Lien Obligations, and (B) any Lien in the Thermo Collateral now or hereafter acquired by the First Lien Creditor shall remain senior in right, priority, operation, effect and all other respects to any Lien in the Thermo Collateral acquired by the Second Lien Lender for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Company or any other Person.

(c) No Enforcement of Interest in Thermo Collateral. If any default or breach of the Second Lien Debt Documents occurs and is continuing, Second Lien Lender will not (I) exercise or seek to exercise any rights or remedies with respect to any Thermo Collateral or institute any action or proceeding to enforce such rights or remedies until the earliest of (x) the indefeasible payment and satisfaction in full of all First Lien Obligations and (y) December 31, 2011, (II) contest or object to First Lien Creditor’s exercise of its rights or remedies with respect to any Thermo Collateral or the commencement of any action or proceeding to enforce such rights or remedies until the indefeasible payment and satisfaction in full of all First Lien Obligations; or (III) contest the validity, first priority, perfected status of the security interests of First Lien Creditor in the Thermo Collateral until the indefeasible payment and satisfaction in full of all First Lien Obligations.

(d) Voided Payments. To the extent that the Company makes any payment on the First Lien Obligations which is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver or any other party under any proceeding under the Bankruptcy Code or otherwise (such payment being hereinafter referred to as a “Voided Payment”) then, to the extent of such Voided Payment, that portion of the First Lien Obligations which had previously been satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made and, until the full amount of such Voided Payment is fully and finally restored to First Lien Creditor, the provisions of this Section 1 shall continue to be in full force and effect.

(e) Remittance of Proceeds to First Lien Creditor. If at any time prior to the indefeasible payment and satisfaction in full of all First Lien Obligations, Second Lien Lender receives any payment or distribution on account of the Second Lien Obligations from the proceeds of any sale or other disposition of Thermo Collateral, whether arising from any enforcement action by any Person or otherwise, Second Lien Lender shall be deemed to hold any such payment or distribution in trust for First Lien Creditor’s benefit and shall immediately remit such payment or distribution to First Lien Creditor in reduction of the First Lien Obligations.

(f) Release of Collateral. First Lien Creditor’s rights with respect to the Collateral shall include, without limitation, the exclusive right to release at any time any or all of such Thermo Collateral from the Liens under the First Lien Creditor Documents without consent of Second Lien Lender and without any duty, obligation or liability arising from any such action. Upon any sale or disposition of the Thermo Collateral

(a)	by First Lien Creditor, (b) by the Company in the ordinary course of its business, or

(c)	by Borrower outside the ordinary course pursuant to the terms of the First Lien

Credit Agreement, but only to the extent proceeds of such sale are paid to First Lien Creditor, the lien and security interest in such Thermo Collateral created in favor of Second Lien Lender shall be automatically released upon the release of First Lien Creditor’s lien thereon or upon the payment of the proceeds of such Thermo Collateral to First Lien Creditor, and Second Lien Lender shall execute or cause to be executed such release documents and instruments and shall take such further actions as shall be reasonably requested by First Lien Creditor. In furtherance of the foregoing, Second Lien Lender hereby irrevocably appoints First Lien Creditor as its attorney-in-fact for the purpose of executing such release documents and instruments; provided that First Lien Creditor agrees to provide five (5) days’ prior notice to Second Lien Lender of any action to be taken by First Lien Creditor as attorney-in-fact for Second Lien Lender.

(g) Acknowledgement. Except as otherwise provided in this Section 1, First Lien Creditors and Second Lien Lender may, without notice or demand and without affecting or impairing the obligations of such party under this Section 1, from time to time (i) waive any default under this Section 1, the First Lien Debt Documents or the Second Lien Debt Documents that such party is entitled to waive, and (ii) exercise or refrain from exercising any rights against any Borrower or any other person under this Consent, the First Lien Debt Documents or the Second Lien Debt Documents.

(h) Remedies of First Lien Creditor. If Second Lien Lender attempts to violate the terms of this Section 1, (i) First Lien Creditor (in First Lien Creditor’s or a Borrower’s name) or a Borrower may seek injunctive or other equitable relief to prevent or stop Second Lien Lender’s actions, it being agreed that legal remedies may be inadequate, (ii) any Borrower may interpose as a defense or plea the agreements set forth in this Section 1, and First Lien Creditor may intervene and interpose such defense or plea in its own or such Borrower’s name and/or (iii) First Lien Creditor shall be entitled to all other remedies available at law or in equity.

(i) Restrictions on Assignments of Second Lien Debt. Second Lien Lender will not sell or otherwise dispose of any Second Lien Obligations or instruments with respect thereto except transfers of Second Lien Obligations by Second Lien Lender to any Person who agrees in advance in writing, pursuant to an agreement in form and substance reasonably satisfactory to Agent, to become bound by the terms of this Section 1 as a Second Lien Lender.

(j) Waivers; Amendments. Subject to Section 1(g), no provision of this Section 1 may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by First Lien Creditor and Second Lien Lender.

(k) Waiver. Second Lien Lender waives any right it may now or hereafter have to require First Lien Creditor to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(l) Provisions Define Relative Rights. The provisions of this Section 1 are intended solely for the purpose of defining the relative rights of First Lien Creditor and Second Lien Lender with respect to the Thermo Collateral and the First Lien Obligations and Second Lien Obligations, and no other Person shall have any right, benefit or other interest hereunder.

(m) Similar Liens; No New Liens. There parties hereto acknowledge and agree that it is their intention that the Liens against the Company be identical in respect of the property of the Company. The parties hereto agree that, until the indefeasible payment and satisfaction in full of all First Lien Obligations, the Company shall not, nor shall it permit any of its Subsidiaries to, grant or permit any additional Liens other than the Liens created on the date hereof on any asset of the Company to secure any Second Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations.

     Section 2. Conditions Precedent. The parties hereto agree that this Consent and the consent to the Credit Agreement contained herein shall become effective upon receipt by the Administrative Lender and each Agent of a copy of this Consent executed and delivered by each First Lien Creditor, Company, Raser and Second Lien Lender.

     Section 3. Confirmation. Except as specifically modified by this Consent. the terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect. The consents and waiver contained herein shall be limited precisely as written and shall relate solely to the First Lien Credit Agreement in the manner and to the extent described herein, and nothing in this Consent shall be deemed (a) to constitute a waiver of or deviation from, compliance by the Company with respect to any other term, provision or condition of the First Lien Credit Agreement or any other Transaction Document or with respect to any other transaction or matter, or (b) to prejudice any right or remedy that any First Lien Creditor may now have (after giving effect to the consent contained in Section 1), or may have in the future, under or in connection with the Agreement or any other Transaction Document.

     Section 4. Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts of law rule or principle that might refer the governance or construction of this Consent to the law of another jurisdiction. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York and hereby waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

     Section 5. Further Assurances. In connection with this Consent and the transactions contemplated hereby, at the expense of the Company the parties hereto agree to execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Consent and as are not inconsistent with the terms hereof.

     Section 6. Public Announcements. The parties hereto shall consult with one another before issuing any public announcement, statement or other disclosure with respect to this Consent or the matters contemplated hereby and no party shall issue any such public announcement, statement or other disclosure without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed) unless such action is required by Applicable Law. Each party, upon the request of any other party, shall provide to such other party, and such other party shall have the right to review in advance all information relating to this Consent or the matters contemplated hereby that appear in any filing made in connection with the transactions contemplated hereby or thereby.

     Section 7. Counterparts, Successors and Assigns. This Consent may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto and their respective successors and permitted assigns, notwithstanding that all of such parties may not have executed the same counterpart.

     Section 8. Joint Efforts. To the full extent permitted by Applicable Law, neither this Consent or any ambiguity or uncertainty in this Consent will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Consent has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

[Signatures on Next Page]

     IN WITNESS WHEREOF, each party has caused this Consent to be signed on its behalf as of the date first written above.

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company

By:	Intermountain Renewable Power, LLC
Its:	Managing Member
By:	/s/ Nicholas Goodman ____________________
Name: Nicholas Goodman
Title: Manager

RASER TECHNOLOGIES, INC., a Delaware corporation

By: /s/ Nicholas Goodman
____________________
Name: Nicholas Goodman Title: CEO

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Administrative Lender and a Lender

By: /s/ Richard Carrell_______________________
Name: Richard Carrell Title: Vice President

ZURICH AMERICAN INSURANCE COMPANY, as a Lender

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as it General Partner)

By: /s/ Richard Carrell_______________________
Name: Richard Carrell Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent

By: /s/ Stanley Burg
________________________
Name: Stanley Burg Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent

By: /s/ Estelle Lawrence
_____________________
Name: Estelle Lawrence Title: Vice President

DAVID S. HANDSMAN, as Second Lien Lender

By: /s/ David Handsman _____________________
Name: David S. Handsman

LINDEN CAPITAL L.P., as Assignee of Second Lien Lender pursuant to Section 1(i) of this Consent

By: /s/ Craig Jarvis
_________________________
Name: Craig Jarvis Title: Authorized Signatory